EXHIBIT 16.2

Mr. Roger Wadsworth
Senior Vice President
Telescan, Inc.
5959 Corporate, Suite 2000
Houston, Texas 77036

This is to confirm that the client-auditor relationship between Telescan, Inc. (Commission File No. 0-17508) and HEIN & ASSOCIATES LLP has ceased.

Respectfully,

/s/ HEIN & ASSOCIATES LLP
HEIN & ASSOCIATES LLP
Certified Public Accountants

c:   Office of the Chief Accountant
     SECPS Letter File
     Securities and Exchanges Commission
     Mail Stop 9-5
     450 Fifth Street, N.W.
     Washington, D.C. 20549